Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pharvaris N.V. of our report dated November 10, 2020 relating to the financial statements, which appears in Pharvaris N.V.’s Registration Statement on Form F-1, as amended (Registration No. 333- 252157).

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.
Eindhoven, the Netherlands

February 9, 2021